Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form F-3 on Form S-3 of ADC Therapeutics SA of our report dated March 13, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in ADC Therapeutics SA’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
March 13, 2024